Exhibit 99.5
INSTRUCTIONS AS TO USE OF
OMAGINE, INC. RIGHTS CERTIFICATES

CONSULT THE SUBSCRIPTION AGENT OR YOUR BANK OR BROKER
AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Omagine, Inc., a Delaware corporation (the “Company”), to the holders of record (the “Record Shareholders”) of its common stock, $0.001 par value per share (the “Common Stock” or “Common Shares”) as of 5:00 p.m., Eastern time, on February  , 2012 (the “Record Date”), as described in the Company’s prospectus dated February  , 2012 (the “Prospectus”). The Record Shareholders at 5:00 p.m., Eastern time on the Record Date (the “Record Time”) are receiving, at no charge, non-transferable subscription rights (the “Rights”) to subscribe for and purchase our Common Shares. The Rights will be evidenced by non-transferable Rights certificates (the “Rights Certificates”). In the Rights Offering, the Company is offering up to an aggregate of 3,202,200 Common Shares.

Each Record Shareholder will receive one Right for each four (4) Common Shares owned by such Record Shareholder at the Record Time. All fractional Rights resulting from the calculation of the number of Rights attributable on an aggregate basis as to any Rights holder will be eliminated by rounding up to the nearest whole number of Rights. The Rights will expire, if not exercised prior to 5:00 p.m., Eastern time, on March  , 2012  (the “Expiration Time”). Each Right allows the holder thereof to subscribe for one (1) Common Share (the “Basic Subscription Right”) at the subscription price of $1.25 per share (the “Subscription Price”). For example, if a Record Shareholder owned 1,001 Common Shares at the Record Time, such Record Shareholder would receive 251 Rights (after rounding up the fractional Right to the nearest whole Right) and would have the right to purchase 251 Common Shares at the Subscription Price of $1.25 per share.

If a Record Shareholder timely and fully exercises its Basic Subscription Right with respect to all of the Rights it holds and other Record Shareholders do not exercise their Basic Subscription Rights in full, then such Record Shareholder may also subscribe for an unlimited additional whole number of Common Shares pursuant to an over-subscription privilege (the “Over-Subscription Privilege”), subject to availability and allocation, provided that (i) no person, who as of the Record Date owns less than (a) 4.99% or (b) 9.99% of the Common Shares, may thereby acquire, together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of the Common Shares, and (ii) the aggregate purchase price of all Common Shares purchased in this Rights Offering may not exceed $4,002,750. If sufficient shares are available for offer pursuant to the Rights Offering, the Company will seek to honor the over-subscription requests in full subject to the limitations described above. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Rights holders exercising the Over-Subscription Privilege in proportion to the number of shares such a Rights holder elected to purchase pursuant to the Over-Subscription Privilege, relative to the aggregate number of shares requested in all of the over-subscription requests received from Rights holders. If this pro rata allocation results in any Record Shareholder receiving a greater number of shares of Common Stock than such Record Shareholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such Record Shareholder will be allocated only that number of shares for which such Record Shareholder over-subscribed. If this pro rata allocation would result in any Record Shareholder who beneficially owned less than (a) 4.99% or (b) 9.99% of our outstanding Common Shares before this Rights Offering, thereby acquiring, together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of our outstanding Common Shares, then such Record Shareholder will be allocated only that number of shares that would result in the Record Shareholder acquiring the maximum number of shares permissible based on such limitation, and the remaining shares will be allocated among all other Record Shareholders exercising their Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until either all available shares, or all shares validly requested pursuant to the Over-Subscription Privilege, have been allocated.

To properly exercise the Over-Subscription Privilege, Rights holders must deliver the subscription payment related to the exercise of the Over-Subscription Privilege before the Rights Offering expires. Because the Company will not know the total number of available shares and how available shares will be allocated before the Rights Offering expires, in order for the exercise of the entire Over-Subscription Privilege to be valid, a Rights holder should deliver to Continental Stock Transfer & Trust Company (the “Subscription Agent”) payment in an amount equal to the aggregate Subscription Price for the entire number of shares that it has requested to purchase pursuant to the Over-Subscription Privilege, along with payment for the exercise of the Basic Subscription Rights (the “Subscription Payment”) and the Rights Certificate and other subscription documents, prior to the expiration of the Rights Offering, even if the Rights holder ultimately is not allocated the full amount of its Over-Subscription Privilege.

Rights may only be exercised for whole shares. Any excess Subscription Payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the Expiration Time.

The Company will not be required to issue Common Shares to you if Continental Stock Transfer & Trust Company, as Subscription Agent, does not receive your Subscription Payment prior to the Expiration Time, regardless of when you send such Subscription Payment and related documents.

The number of shares you may purchase pursuant to your Basic Subscription Rights is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights, including any pursuant to the Over-Subscription Privilege by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

YOUR RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT FOR EACH RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION RIGHT PLUS THE FULL SUBSCRIPTION PRICE PAYMENT FOR ANY ADDITIONAL COMMON SHARES SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE THE EXPIRATION TIME. ONCE A RIGHTS HOLDER HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE VOID AND WORTHLESS WITHOUT ANY PAYMENT TO THE HOLDERS THEREOF.

1.	Method of Exercise of Rights

To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each share subscribed for pursuant to the Basic Subscription Right plus payment in full of the Subscription Price for each share you elect to subscribe for pursuant to the Over-Subscription Privilege, to the Subscription Agent, at or prior to the Expiration Time. The Subscription Payment will be held in a segregated account maintained by the Subscription Agent.

All Subscription Payments must be made in U.S. dollars for the full number of shares being subscribed for (a) by a cashier’s check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”, (b) by an uncertified check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company” or (c) by wire transfer of immediately available funds to the following account maintained by the Subscription Agent for purpose of accepting Subscription Payments (the “Subscription Account”):

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company, as agent for Omagine, Inc.
Acct # 475-509277 FBO Omagine, Inc., Rights Subscription

Any wire transfer should clearly indicate the identity of the Record Shareholder who is making the Subscription Payment by wire transfer.

Subscription Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, (ii) receipt of collected funds in the Subscription Account designated above, or (iii) receipt of a certification from the Company indicating the amount of Company Indebtedness that has been offset on the books of the Company in payment of all or a portion of a Rights holder’s Subscription Payment. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Record Shareholders who wish to pay the Subscription Payment by means of uncertified check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such Subscription Payment is received and clears by the Expiration Time. If you hold your Common Shares in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

The Rights Certificate, all other required subscription documents and your Subscription Payment must be delivered to the Subscription Agent by one of the methods described below:

By Mail, Hand or Overnight Courier:

Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

Delivery to an address other than the address above does not constitute valid delivery.

By making arrangements with your bank or broker for the delivery of funds on your behalf, you should also request such bank or broker to exercise the Rights and complete the Rights Certificate on your behalf.

If you send a Subscription Payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the Subscription Payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the Subscription Payment received, subject to the availability of shares and allocation procedure under the Over-Subscription Privilege and the rounding up of fractional Rights. If your Subscription Payment is greater than the amount you owe for the exercise of your Basic Subscription Right in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum available number of Common Shares with your over-payment. If we do not apply your full Subscription Payment to your purchase of Common Shares, the excess Subscription Payment received by the Subscription Agent will be returned to you, without interest or penalty, as soon as practicable following the Expiration Time.

Brokers, custodian banks and other nominee holders of Rights who exercise the Basic Subscription Right and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Right and the number of Common Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting.

The Company can provide no assurances that each Rights holder will actually be permitted to purchase in full the number of Common Shares the Rights holder elects to purchase through the exercise of its Over-Subscription Privilege. The Company will not be able to satisfy any requests for shares pursuant to the Over-Subscription Privilege if all Record Shareholders timely and fully exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Common Shares are available following the exercise of the Basic Subscription Rights, subject to the limitations and pro rata allocation described above. See “The Rights Offering - Rights - Over-Subscription Privilege” in the Prospectus for more information on how the over-subscription shares will be allocated.

To the extent the aggregate Subscription Price of the number of shares allocated to a Rights holder pursuant to the Over-Subscription Privilege is less than the Subscription Payment amount such Rights holder actually paid in connection with the exercise of the Over-Subscription Privilege, such Rights holder’s excess Subscription Payment received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the Expiration Time.

To the extent the Subscription Payment amount a Rights holder actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the number of shares allocated to such Rights holder pursuant to the Over-Subscription Privilege, such Rights holder will be allocated the number of shares for which it actually paid in connection with the Over-Subscription Privilege.

2.	Issuance of Common Shares; Return of Excess Payment

The following deliveries and payments will be made to the address shown on the face of your Rights Certificate, unless you provide instructions to the contrary on your Rights Certificate.

(a)
Basic Subscription Right. As soon as practicable after the Expiration Time, the Subscription Agent will deliver, either electronically or in certificate form, to each Rights holder that validly exercises the Basic Subscription Rights, the shares of Common Stock purchased pursuant to the Basic Subscription Right.

(b)
Over-Subscription Privilege. As soon as practicable after the Expiration Time and after all limitations and allocations contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will deliver, either electronically or in certificate form, to each Rights holder that validly exercises the Over-Subscription Privilege, the number of Common Shares, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege.

(c)
Excess Cash Payments. As soon as practicable after the Expiration Time and after all allocations contemplated by the terms of the Rights Offering have been effected, any excess Subscription Payments received by the Subscription Agent will be mailed to each applicable Rights holder, without interest or penalty.

3.	Transferability of Rights

The Rights are non-transferable and therefore may not be transferred or sold. There will be no market for the Rights.

4.	Execution

(a)
Execution by the Registered Holder. The signature on the reverse of the Rights Certificate must correspond with the name of the registered holder named on the face of the Rights Certificate exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. All signatures must be an original. The Subscription Agent will not accept copies of signatures.

(b)
Execution by a Person Other Than the Registered Holder. If the Rights Certificate is executed by a person other than the registered holder named on the face of the Rights Certificate, in a representative or other fiduciary capacity, such person must indicate his or her capacity when signing and proper evidence of the authority of such person to execute the Rights Certificate must accompany the same unless the Subscription Agent dispenses with proof of such authority in its sole and absolute discretion. All signatures must be an original. The Subscription Agent will not accept copies of signatures.

(c)
Medallion Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify that Common Shares are to be issued to someone other than the registered holder named on the face of the Rights Certificate.

5.	Method of Delivery

The method of delivery of Rights Certificates, all other subscription documents and Subscription Payments to the Subscription Agent is at the risk of the Rights holders. If sent by mail, we recommend that you send those documents and your Subscription Payment by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of your Subscription Payment before the Expiration Time.

6.	Special Provisions Relating to the Delivery of Rights through the Depository Trust Company

In the case of Rights that are held of record through the Depository Trust Company (“DTC”), the Basic Subscription Right and the Over-Subscription Privilege may be exercised by instructing DTC to transfer Rights from the DTC account of such Rights holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Rights being exercised and the number of Common Shares subscribed for pursuant to the Basic Subscription Right and the number of Common Shares subscribed for pursuant to the Over-Subscription Privilege, and the Subscription Price for each Common Share subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege.

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